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                                                                   Exhibit 10.35


                            FIRST AMENDMENT TO LEASE
                            ------------------------

THIS FIRST AMENDMENT TO LEASE (this "Amendment") is executed and effective this 10th day of February, 1997, (the "Effective Date"), between Arlington - OP&F, Inc., a Delaware corporation ("Landlord" and PJ Food Service, Inc., a Kentucky corporation ("Tenant").

                                    RECITALS

WHEREAS, Landlord and Tenant entered into that certain Lease Agreement dated November 29, 1995 (the "Lease"), pursuant to which Tenant leased from Landlord approximately 12,096 rentable square feet of space known as 1027 Avenue M, Grand Prairie, Texas (the "Premises") in the building known as GSW 202 (the "Building"); and

WHEREAS, Landlord and Tenant desire to modify the Lease as hereinafter described;

NOW THEREFORE, in consideration of $10.00 and other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the parties agree that the Lease is hereby amended as follows:

 1. The term "Premises" as defined in the Lease shall be amended to include an additional +7,992 rentable square feet known as 1031 Avenue M, Grand Prairie, Texas (the "Additional Premises"), such space being outlined on the floor plan attached hereto marked Exhibit D, and signed by Landlord and Tenant for purposes of identification, for a term commencing on February 14, 1997 and continuing through the termination date of the Lease, or such earlier date upon Which said term may expire pursuant to any of the conditions of limitation or other provisions of the Lease or of this Amendment, or pursuant to law and, in order to accomplish the addition of the Additional Premises to the leased premises demised by the Lease, Landlord DOES HEREBY LEASE to Tenant and Tenant DOES HEREBY TAKE from Landlord, for the term herein mentioned, the Additional Premises UPON and SUBJECT to the covenants, agreements, terms, provisions and conditions of the Lease and of this Amendment.

     The term "Premises", as defined in the Lease, shall be amended to mean approximately 20,088 rentable square feet, and Exhibit A of the Lease shall be amended to include the Additional Premises as outlined in Exhibit E attached hereto and signed by Landlord and Tenant for purposes of identification.

 2. The termination date of the Lease shall be amended to mean February 29, 2000.

 3. Base rent shall be amended to mean $6,258.60 per month effective February 14, 1997.

 4. Tenant's pro rata share shall be amended to mean 34.4% on 20,088 square feet out of 58,321 square feet.

 5. The security deposit, as required by Article 5 of the Lease, shall be increased by $2,730.60 for a total security deposit of $6,258.60. Such increased security deposit shall be due and payable as of the Effective Date of this First Amendment to Lease.

 6. Tenant shall take the Premises in its "as-is" condition except that Landlord agrees to combine the electrical service between 1027 and 1031 Avenue M and remove the existing concrete ramp located in front of 1031 Avenue M. Such modifications are not to exceed $8,000.00.

 7. Tenant shall not at any time occupy any part of the leased premises or project as sleeping or lodging quarters.

 8. No dogs, cats, fowl, or other animals shall be brought into or kept in or about the leased premises or project.

 9. None of the parking, recreation or lawn areas, entries, passages or doors shall be blocked or obstructed, or any rubbish, litter, trash, or material of any nature placed, emptied or thrown into these areas or such area be used by Tenant's agents, employees or invitees at any time for purposes inconsistent with their designation by Landlord.

10. Tenant and its employees, agents and invitees shall park their vehicles, i.e., cars, trucks, only in those parking areas designated by Landlord. Tenant shall not leave any vehicle in a state of disrepair (including, without limitation, flat tires, out of date inspection stickers or license plates) on the leased premises or project. If Tenant or its employees, agents or invitees park their vehicles in areas other than the designated parking areas or leave any vehicle in a state of

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     disrepair, Landlord, after posting written notice on the vehicle of such violation, shall have the right to remove such vehicles at vehicle owner's expense.

11. The areas located directly in front of the dock doors shall strictly be used for loading and unloading and shall not be used for additional parking. Semi-trailers and/or trucks may not block or obstruct the traffic flow of the parking lot.

12. Tenant shall not permit any objectionable or unpleasant odors, smoke, dust, gas, noise or vibrations to emanate from the Premises, nor take any other action that would constitute a nuisance or would disturb, unreasonably interfere with, or endanger Landlord or any other tenants of the Building in which the Premises are a part.

13. Except as modified herein, all other terms and conditions of the Lease between the parties above described, shall remain unchanged and shall continue in full force and effect.

14. The laws of the State of Texas and of the United States of America shall govern the rights, remedies, and duties of the parties hereto and the validity, construction, enforcement, and interpretation hereof

15. This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

16. If any provision of this Amendment is held to be illegal, invalid, or unenforceable under present or future laws, such provision shall be fully severable; this Amendment shall be construed and enforced as if such illegal, invalid, or unenforceable provision had never comprised a part hereof; and the remaining provisions hereof shall remain in full force and effect and shall not be affected by the illegal, invalid, or unenforceable provision or by its severance therefrom.

17. Redress for any claim against Landlord under this Lease shall be limited to and enforceable only against and to the extent of Landlord's interest in the Building. The obligations of Landlord under this Lease are not intended to and shall not be personally binding on, nor shall any resort be had to the private properties of, any of its trustees or boards of directors and officers, as the case may be, its investment manager, the general partners thereof, or any beneficiaries, stockholders, employees, or agents of Landlord or the investment manager.

IN WITNESS WHEREOF, Landlord and Tenant have respectively signed this Amendment to Lease as of the day and year first written above.

LANDLORD:                              TENANT:

Arlington - OP&F, Inc., a              PJ Food Service, Inc., a
Delaware corporation                   Kentucky corporation

By:  RREEF MANAGEMENT COMPANY,
     a California corporation


       Phyllis L. Palis                       Robert Wadell
By:    ---------------------------     By:    -------------------------
            Phyllis L. Palis                        Robert Wadell

            District Manager                          President
Title: ---------------------------     Title: -------------------------

                 2/10/97                             Feb. 6, 1997
Date:  ---------------------------     Date:  -------------------------

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                                   EXHIBIT D

         attached to and made part of First Amendment to Lease between
        Arlington - OP&F, Inc., a Delaware corporation, as Landlord and
           PJ Food Service, Inc., a Kentucky corporation, as Tenant

                              ADDITIONAL PREMISES

Exhibit D is intended to show the general layout of the Additional Premises as of the beginning of the Term of this First Amendment to Lease. It does not in any way supersede any of Landlord's rights with respect to arrangements and/or locations of public parts of the Building and changes in such arrangements and/or locations. It is not to be scaled, any measurements or distances shown should be taken as approximate.

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                                   EXHIBIT E

         attached to and made part of First Amendment to Lease between
        Arlington - OP&F, Inc., a Delaware corporation, as Landlord and
           PJ Food Service, Inc., a Kentucky corporation, as Tenant

                                   PREMISES

Exhibit E is intended to show the general layout of the Premises as of the beginning of the Term of this First Amendment to Lease. It does not in any way supersede any of Landlord's rights with respect to arrangements and/or locations of public parts of the Building and changes in such arrangements and/or locations. It is not to be scaled; any measurements or distances shown should be taken as approximate.

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